Exhibit 10.10.2

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of                     , 2017 (this “Agreement”), is entered into between JELD-WEN Holding, Inc., a Delaware corporation (the “Company”) and Onex Partners Manager LP, a Delaware limited partnership (“Onex”).

WHEREAS, the Company and Onex are parties to that certain Consulting Agreement, dated as of October 3, 2011 (as subsequently amended, the “Consulting Agreement”);

WHEREAS, the Company intends to effect a bona fide underwritten public offering on Form S-1 pursuant to which the Company will effect a registration, and underwritten sale to the public, of equity securities of the Company (the “IPO”); and

WHEREAS, in connection therewith, the Company and Onex desire to terminate the Consulting Agreement, effective upon the closing of the IPO.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.	Effective upon the closing of the IPO and subject to, and conditioned upon, the occurrence of the closing of the IPO, the Consulting Agreement shall be terminated and cancelled in its entirety, automatically and without further action by either of the parties hereto; provided, however, that the indemnification and reimbursement obligations described in Section 5 of the Consulting Agreement shall survive such termination and cancellation.

2.	Effective upon the closing of the IPO, each party hereby waives and releases all rights, obligations, claims and demands of any kind whatsoever that such party ever had, now has or may have hereafter, under the Consulting Agreement, except for any rights, obligations, claims and demands relating to the indemnification and reimbursement obligations described in Section 5 of the Consulting Agreement.

3.	This Agreement and the termination and cancellation of the Consulting Agreement pursuant hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to confer upon any other person any rights, benefits, remedies, obligations or liabilities under or by reason of this Agreement.

4.	This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, representations, understandings and arrangements, whether written or oral.

5.	This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of the counterparts together constitute the same instrument. This Agreement may be executed by facsimile or scanned signature.

6.	This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties hereto in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

JELD-WEN HOLDING, INC.

By:
Name:
Title:

ONEX PARTNERS MANAGER LP

By:	Onex Partners Manager GP ULC, its General Partner

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Termination Agreement – Onex Consulting Agreement]